SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               FACTUAL DATA CORP.
                (Name of Registrant as Specified in its Charter)

                                       N/A
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required
[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a6(i)(2) or Item 22(a)(2) of Schedule 14A
[   ] Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11

     1)   Title of each class of securities to which transaction applies:


     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:


[   ]     Fee paid previously by written materials
[   ]     Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

The Securities and Exchange Commission should contact:

                     Samuel E. Wing
                     David A. Thayer
                     Jones & Keller, P.C.
                     1625 Broadway, Suite 1600
                     Denver, Colorado  80202
                     303-573-1600 (telephone)
                     303-893-6506 (facsimile)

with respect to comments.

                                         Preliminary Proxy Material

                               FACTUAL DATA CORP.
                              5200 Hahns Peak Drive
                            Loveland, Colorado 80538
                                 (970) 663-5700



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                October 22, 1999



To the Shareholders of Factual Data Corp.:

Date:      October 22, 1999
Time:      9:00 a.m.
Place:     Training Room
           5200 Hahns Peak Drive
           Loveland, Colorado

Matters to be voted on:

     1.   Election of two directors;

     2. To consider and vote upon a proposal to adopt our 1999 Employee Stock Purchase Plan which will reserve 75,000 shares of common stock for purchase by our employees;

     3. To consider and vote upon a proposal to adopt our 1999 Employee Formula Award Stock Option Plan which will reserve 100,000 shares of common stock for purchase by our employees pursuant to options which may be granted under the plan;

     4. Ratification of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for 1999; and

     5. Any other matters properly brought before our shareholders at the meeting.

      You are cordially invited to attend the meeting in person. To ensure that you are represented at the meeting, please fill in, sign and return the enclosed proxy card as promptly as possible. Your early attention to the proxy statement and proxy card will be greatly appreciated because it will reduce the cost we incur in obtaining your voting instructions. If your shares are held in street or nominee name, please respond to the record holder's communication with you as soon as possible so that your shares can be represented at the meeting.

                               By Order of the Board of Directors


                               /s/ James N. Donnan
                               James N. Donnan, Secretary
September 20, 1999

                              CONTENTS

                                                                            Page

General Information About Voting....................................         1

Security Ownership of Certain Beneficial Owners and Management......         4

Proposal No. 1  Election of Two Directors...........................         6

Proposal No. 2  Approval of 1999 Employee Stock Purchase Plan.......        13

Proposal No. 3  Approval of 1999 Employee Formula Award Stock Option
 Plan  .............................................................        15

Proposal No. 4  Appointment of Independent Auditors ................        17

Other Matters.......................................................        17

Shareholder Proposals...............................................        18

                               FACTUAL DATA CORP.
                              5200 Hahns Peak Drive
                            Loveland, Colorado 80538

                                 PROXY STATEMENT

                 October 22, 1999 Annual Meeting of Shareholders

      This Proxy Statement is furnished to you in connection with the solicitation of proxies by our Board of Directors for use at our 1999 annual meeting. This Proxy Statement and the enclosed proxy card were sent to shareholders on or about September 20, 1999.

      The following matters will be acted on at our annual meeting:

      1.   Election of two directors to serve three year terms;

      2. Consideration and voting upon a proposal to adopt our 1999 Employee Stock Purchase Plan which will reserve 75,000 shares of common stock for purchase by our employees;

      3. Consideration and voting upon a proposal to adopt our 1999 Employee Formula Award Stock Option Plan which will reserve 100,000 shares of common stock for purchase by our employees pursuant to options which may be granted under the plan;

      4. Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for 1999; and

      5. Any other business as may properly come before our meeting.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

      You can vote your shares of common stock if our records show that you owned the shares on September 10, 1999. A total of 5,463,897 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the two director nominees and for the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

      The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

      Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary, James N. Donnan, at our address shown above, a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

      Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person, even if you have previously completed and returned a proxy card.

What do I do if my shares are held in "street name"?

      If your shares are held by your broker, a bank or other nominee, you will probably receive this proxy statement from them with instructions for voting your shares. Please respond quickly so that they may represent you.

      If your shares are held in the name of a broker, bank or other nominee, and you do not tell that person how to vote your shares (so-called "broker nonvotes"), that person can vote them as it sees fit only on matters that self regulatory organizations determine to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

How are votes counted?

      We will hold the annual meeting of holders if at least one third of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. Election of the nominees as Directors and approval of the 1999 Employee Stock Purchase Plan, the 1999 Employee Formula Award Stock Option Plan and the appointment of independent auditors will require the affirmative vote of a majority of the shares represented at the meeting.

Who pays for this proxy solicitation?

      We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The  following  table  sets  forth  certain   information   regarding  the
beneficial ownership of our common stock as of September 10, 1999 by:

o each person who is known by us to own beneficially more than 5% of our common stock
o     each of our executive officers and directors
o     all of our executive officers and directors as a group

      Common stock not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days are treated as outstanding only when determining the amount and percentage of common stock owned by such person. Each person has sole voting and investment power with respect to the shares shown except as noted.

                                                       Shares beneficially
                                                              owned
                                                     ------------------------
                                                                   Percent of
                                                       Number     outstanding
                                                     ----------   -----------
Executive officers and directors(1)
J. H. Donnan................................           630,000       11.5%
Marcia R. Donnan............................           630,000       11.5
Russell E. Donnan...........................           270,000        4.9
James N. Donnan.............................           270,000        4.9
Todd A. Neiberger(2)........................             5,000         --
Robert J. Terry(3)..........................             5,000         --
Abdul H. Rajput(3)..........................             5,000         --
Daniel G. Helle(4)..........................         1,112,829       20.4
J. Barton Goodwin(5)........................           556,414         --
All officers and directors
  as a group (nine persons).................         2,938,957       53.8

Other beneficial owners
Continental Illinois Venture Corporation(4).         1,112,829       20.4
BCI Growth V, L.P(5)........................           545,286        9.9
------------------

(1) The address for each of the Donnans and Mr. Neiberger is 5200 Hahns Peak Drive, Loveland, Colorado 80538; for Mr. Terry it is 5402 South Cottonwood Court, Greenwood Village, Colorado 80121; for Mr. Rajput it is Post Office Box 8310, Rancho Santa Fe, California 82067; for Mr. Helle and Continental Illinois Venture Corporation it is 231 South LaSalle Street 7L, Chicago, Illinois 60697; and for J. Barton Goodwin and BCI Growth V, L.P. it is c/o BCI Partners, Inc., Glenpointe Centre West, Teaneck, New Jersey 07666.

(2) Represents options to purchase shares of common stock at $6.50 per share which are presently exercisable.

(3) Represents options to purchase shares of common stock at $5.50 per share which are presently exercisable.

(4) Mr. Helle is a managing director of Continental Illinois Venture Corporation (CIVC), hence he may be deemed to be a beneficial owner of its shares, of the shares; of the shares shown above 16,074 are held by affiliates of CIVC.

(5) Mr. Goodwin is a general partner of BCI Partners, Inc., an investment management company which advises BCI Growth V, L.P., hence he may be deemed a beneficial owner of both organization's shares.

                                 PROPOSAL NO. 1

                            ELECTION OF TWO DIRECTORS

      Election to our Board of Directors is staggered so that:

o    two directors were elected for terms expiring at this annual meeting

o    three directors were elected for terms expiring at our 2000 annual meeting

o    two directors were elected for terms expiring at our 2001 annual meeting

      The terms of Messrs. Terry and Rajput expire at this annual meeting and we propose that they be elected to three year terms expiring at our annual meeting in 2002.

      Your Board of Directors recommends a vote FOR the election of Messrs. Terry and Rajput. Proxies solicited by your Board of Directors will be voted for them unless instructions are given to the contrary.

      The following sets forth certain information with respect to both of these directors/nominees, and our other directors and executive officers.

Name                              Age                    Position

J.H. Donnan                       53           Chairman of the Board, Chief
                                                Executive Officer and President

Marcia R. Donnan                  54           Executive Vice President

Todd A. Neiberger                 34           Chief Financial Officer and a
                                                Director

Russell E. Donnan                 34           Vice President

James N. Donnan                   27           Vice President and a Director

Robert J. Terry                   58           Director/Nominee

Abdul H. Rajput                   51           Director/Nominee

Daniel G. Helle                   37           Director

J. Barton Goodwin                 52           Director

      The following summarizes the background and experience of the officers and directors named above.

      J.H. Donnan, Chairman of the Board, Chief Executive Officer and President, has been with us since our incorporation in January 1985. He is responsible for oversight of corporate development and services, and is responsible for operations, technical development and policies and procedures. Mr. Donnan's early career experience includes 15 years with Avco Financial Services, Inc. where he was responsible for lending and collecting a multi-hundred million dollar portfolio and managing geographically diverse branches with many employees. Mr. Donnan was a founding member and past president of the National Credit Reporting Association, a trade association founded to promote ethical standards and fair competition within the credit reporting industry.

      Marcia R. Donnan, Executive Vice President, has been with us since our incorporation in January 1985. She is responsible for compliance with the Federal Credit Reporting Act and all other federal, state and local laws as they apply to the gathering, processing and distribution of credit information. Staff training and education are also areas of her primary responsibility. Ms. Donnan spent 15 years in credit reporting with Credit Information Systems as operations manager, prior to co-founding Factual Data Corp. in 1985. Ms. Donnan is active in Associated Credit Bureaus, Inc., a credit reporting association, and she concluded a second term as director in January 1997.

      Todd A. Neiberger, Chief Financial Officer and a Director, joined us in March 1995. Mr. Neiberger graduated from the University of Northern Colorado in 1987 with a degree in accounting. Mr. Neiberger has 10 years experience in staff, senior and management level positions with various public accounting firms. From 1994 through 1995, he served as the audit manager of Rickards & Co. P.C., and from 1991 through 1993 he served as the tax manager for Krutchen & Co., both Fort Collins, Colorado based certified public accounting firms. From 1988 through 1990 he was employed with Lemke, Feis & Co., P.C., a certified public accounting firm, as a staff and senior level accountant in the audit and tax department. Mr. Neiberger is a Certified Public Accountant and a member of the Colorado Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

      Russell E. Donnan, Vice President, has been employed by us since August 1993. He is responsible for technical project management for software and support services. Before joining us, he was a senior design engineer at Apple Computer in the Power Book division from February 1992 to August 1993. He is experienced in the super computer field and was previously employed by Convex Computer (1990-1992) and as a founding member and employee of Key Computer (1988-1990), now a subsidiary of Amdahl Corporation. Mr. Donnan graduated from Ohio State University in 1987 with a degree in electrical engineering.

      James N. Donnan, Vice President and a Director, has been employed by us on a full-time basis since 1994, and prior to that, on a part-time basis since 1986. He is responsible for management of our internally operated mortgage credit reporting production offices and EMPfacts employment screening operations. His duties also include overall sales, growth and customer service development. Mr. Donnan graduated from Colorado State University in 1994 with a degree in history.

      Robert J. Terry has been a Director since February 1998. From February 1994 to his retirement in January 1998, Mr. Terry served as a director, president and chief operating officer of Mail-Well, Inc., a publicly traded envelope manufacturer and printing company. From January 1992 to February 1994, Mr. Terry served as executive vice president of Mail-Well Envelope, a subsidiary of Georgia Pacific. From June 1989 to December 1991, Mr. Terry served as regional vice president for Butler Paper in Englewood, Colorado. Mr. Terry obtained a Bachelor of Science degree in Business from DePaul University in 1963 and attended the Executive Program at the University of Michigan in 1988.

      Abdul H. Rajput has been a Director since February 1998. From 1991 to September 1998, Mr. Rajput was employed in San Diego, California, by Bank of America, a federal savings bank and a subsidiary of Bank America Corp., where he held the position of executive vice president, administrative services. Presently, Mr. Rajput is executive vice president of national operations of GreenPoint Credit Corp. From 1990 and until its acquisition by us in August, 1998, Mr. Rajput owned and operated Factual Data Minnesota, Inc., one of our now former franchises which operates in Minnesota and Iowa. From 1980 to 1989, Mr. Rajput was employed by Green Tree Financial Corp., St. Paul, Minnesota, initially as vice president and then senior vice president for administration. Mr. Rajput also serves on the board of directors of GreenPoint Credit Corp. Mr. Rajput obtained a Bachelor of Science degree in Mathematics and a Master of Science degree in Statistics from the University of Sind, Pakistan, in 1968 and 1970, respectively.

      Daniel G. Helle has been a Director since March 1999. Since 1992, Mr. Helle has been a Managing Director of CIVC Partners and its predecessor, Continental Illinois Venture Corporation, a private equity investment subsidiary of Bank of America. From 1989 to 1992, Mr. Helle was a vice president of Continental Illinois Venture Corporation. Mr. Helle is also a director of several private companies, including First Franklin Financial Corporation, a mortgage banking company based in San Jose, California. Mr. Helle obtained a Bachelor of Science degree from Western Illinois University in 1982 and a Master of Science degree in Finance from the University of Illinois in 1984.

      J. Barton Goodwin has been a Director since July 1999. Since 1986, Mr. Goodwin has been a General Partner of BCI Partners, Inc., an investment management company to Bridge Capital Investors II. Mr. Goodwin is currently a director of Memorial Operations, a private company involved in the funeral home and cemetery industry. He is also a director of Baker Fentress & Co., a closed end equity mutual fund traded on the NYSE. In addition, Mr. Goodwin serves as an Advisor of the business school at Washington & Lee University. From 1974 to 1986, Mr. Goodwin was a shareholder and Vice President with Kidder, Peabody & Co., Inc. where he performed corporate finance services. Mr. Goodwin graduated from Washington & Lee University with a degree in Business Administration and he obtained a MBA from Columbia University.

      Russell and James Donnan are sons of J.H. and Marcia Donnan who are husband and wife.

Director Compensation

      Our directors who are also employees do not receive any fixed compensation for their services as directors while non-employee directors presently receive compensation of $7,500 annually plus a $500 travel allowance per meeting. We held five board meetings in 1998 at which all members were present. We also acted on several resolutions by written consent after telephonic conferences.

Board Committees

      We have two Committees, an Audit Committee and Compensation Committee, which were formed in mid 1998. Messrs. Terry and Rajput, two of our independent directors, serve on each committee. Mr. J.H. Donnan, President, also serves on each committee. No matters were considered by either committee in 1998. It is expected that each committee will meet at least once in 1999.

      The primary function of our Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of our officers and to administer our present Stock Incentive Plan. They will also administer the two plans proposed in this proxy statement, if approved by shareholders, under the overall guidance and supervision of the full Board of Directors.

      The function of our Audit Committee is to review and approve the scope of audit procedures employed by our independent auditors, to review and approve the audit reports rendered by our independent auditors and to approve their audit fees. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based on a review of the record, we believe that all reports required to be filed during our most recent fiscal year by our officers, directors and principal shareholders under Section 16(a) of the Securities Exchange Act of 1934 have been timely filed.

Executive Compensation

      The following table sets forth compensation we have paid to J.H. Donnan, our Chief Executive Officer and President, and Marcia R. Donnan, our Executive Vice President, for services rendered during fiscal 1996, 1997 and 1998. No other persons serving as an executive officer during the reported years received compensation in excess of $100,000 during any of those years.

                     SUMMARY COMPENSATION TABLE


                                                            Long-Term Compensation
                                                        ------------------------------
                                 Annual Compensation            Awards         Payouts
                             -------------------------- ---------------------- -------
                                                                                            All
                                                 Other  Restricted  Securities             Other
       Name                                      Annual    Stock   Underlying   LTIP      Compen-
  and Principal   Fiscal     Salary     Bonus    Compen-  Award(s)   Options/  Payouts    sation*
    Position       Year        ($)       ($)     sation     ($)        SARs      ($)        ($)
---------------  --------    -------   -------   -------  -------    --------  --------  -------
J.H. Donnan         1998     105,100    9,300      --       --          --        --      3,061
President, Chief    1997      82,445      --       --       --          --        --     10,265
Executive Officer   1996      48,031      --       --       --          --        --     10,220

Marcia R. Donnan    1998     105,100    9,300      --       --          --        --      4,107
Executive Vice      1997      93,773      --       --       --          --        --      6,093
President           1996      89,217      --       --       --          --        --      8,137
------------------

* Consists of certain health and accident insurance benefits and automobile expense reimbursements.


Employment Agreements

      J.H. Donnan and Marcia R. Donnan are parties to employment agreements with us which expire on July 1, 2000. Each of Mr. and Ms. Donnan is entitled to health and accident insurance benefits and certain automobile reimbursements. Both employment agreements also provide that if the employee is terminated due to a change in our control, then they are entitled to severance pay equal to the product of 2.99 times the previous year's pay including bonuses. The employment agreements contain customary provisions as to death, disability and termination for cause.

Stock Incentive Plan

      In April 1997, we adopted our 1997 Stock Incentive Plan. The purpose of the plan is to provide continuing incentives to our key employees, which may include officers and members of the Board of Directors. The Stock Incentive Plan provides for 200,000 shares of common stock available for grant under the plan.

      The plan is administered by the Compensation Committee of our Board of Directors. Subject to the terms of the plan, the Compensation Committee determines:

o    the persons to whom awards are granted
o    the type of award granted
o    the number of shares granted
o    the vesting schedule
o employment requirements or performance goals relating to restricted stock awards
o    the type of consideration to be paid upon exercise of options
o    the terms of any option, which cannot exceed ten years

      The exercise price may be paid in cash, in shares of our common stock valued at fair market value at the date of exercise, by delivery of a promissory note or by a combination of such means of payment, as may be determined by our Compensation Committee.

      As of September 10, 1999, options to purchase 31,500 shares of common stock had been granted to several of our employees and two non-executive directors at an exercise price of $5.50 per share for 26,500 shares and $6.50 per share for 5,000 shares.

Certain Relationships and Related Transactions

      J.H. Donnan and Marcia R. Donnan personally guaranteed a $500,000 loan we had taken from a financial institution in 1995. No separate consideration was paid for such guarantee. The balance of the loan of $435,000 was paid using a portion of the proceeds from our initial public offering completed May 13, 1998.

      On September 16,1998, we closed our acquisition of the assets of Factual Data Minnesota, Inc. Since 1990, FD Minnesota had been one of our franchisees located in the Saint Paul, Minnesota area and operating in Minnesota and Iowa. We acquired the fixed assets, contract rights, intellectual property rights to trade names and computer software, personnel files, books and records, deposits, prepaid assets and the goodwill of FD Minnesota in exchange for $353,243 cash and a non-interest bearing promissory note in the principal amount of $353,243 payable in twenty-four equal monthly installments commencing September 1, 1998. The note is secured by a lien on all of the assets purchased. We also assumed the lease obligations on the FD Minnesota facility and continue operations of FD Minnesota at such facility. In connection with the purchase, we obtained two year non-competition agreements with the two shareholders of FD Minnesota.

      Abdul Rajput, one of the shareholders of FD Minnesota, has been one of our directors since February 1998. Mr. Rajput disclosed all of the material facts as to his relationship and interest in FD Minnesota and abstained from voting on the acquisition. The acquisition was approved by all of our other remaining directors and the acquisition was made on terms believed by the Board to be no less favorable than could have been obtained from an unaffiliated party. We retained an independent firm of certified public accountants to appraise the fair market value of the operating assets, excluding cash and accounts receivable, of FD Minnesota. Based on such firm's study and analytical review procedures it concluded that a reasonable estimate of the fair market value of the operating assets, excluding cash and accounts receivable, of FD Minnesota as of May 31, 1998 was $720,000.

      On March 26, 1999, we entered into a stock purchase and sale agreement with four institutional investors, including Continental Illinois Venture Corporation. Mr. Helle is a managing director of that company which purchased $10 million of the placement at $8.08 per share. As part of the placement, Mr. Helle became one of our directors and the four members of the Donnan family agreed to vote for Continental Illinois' nominee as a director so long as it owns a number of shares equal to or greater than 5% of our then outstanding shares.

      Mr. Goodwin is a general partner of BCI Partners, Inc.
Affiliates of that company purchased approximately $4.5 million of the private placement described above.

      We have adopted a policy that all transactions between us and our officers, directors and 5% or more shareholders are subject to approval by a majority of the disinterested independent directors. Any such transactions will be on terms believed to be no less favorable than could be obtained from unaffiliated parties.

                                 PROPOSAL NO. 2

                APPROVAL OF OUR 1999 EMPLOYEE STOCK PURCHASE PLAN

      Our Board of Directors approved our 1999 Employee Stock Purchase Plan on August 31, 1999. Most of our full-time employees who work for us or one of our designated subsidiaries will be eligible to participate in the Purchase Plan, and it is intended that the Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code.

      The purpose of the Purchase Plan is to provide our employees with an opportunity to purchase our common stock through accumulated payroll deductions. Our Board of Directors believes that the Purchase Plan will help create in our employees a direct interest to increase shareholder value and provide them with additional compensation. The Purchase Plan will be administered by either our Board of Directors or by a committee of the Board of Directors, and the Purchase Plan grants the administrator broad powers, including the ability to amend the plan, subject to tax laws which require shareholder approval for limited types of material amendments, such as increasing the number of shares available under the plan.

      The Purchase Plan provides eligible employees the right to purchase our common stock on a semi-annual basis through payroll deductions. Up to 75,000 shares of our common stock are reserved under the plan. These shares may be pro ratably adjusted in case of stock splits, dividends, or stock reclassifications. We intend to register the shares with the Securities and Exchange Commission so that they will be freely tradeable when purchased and issued to eligible employees, although by law, our executive officers, directors and significant shareholders will be subject to resale limitations on the number of shares that they can sell. The right to purchase shares will not begin until the shares are registered. The price per share of the common stock under the plan is 90% of the fair market value of the stock at either the beginning or end of each semi-annual stock purchase period, depending on which value is lower. All full-time employees that complete one year of employment will be eligible to participate in the Purchase Plan, subject to tax law limitations which limit participation for employees who own or have the option to purchase 5% or more of our stock or who have the right to purchase over $25,000 worth of our stock under all employee stock purchase plans under Section 423 of the Internal
Revenue Code. The Purchase Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, nor is it a qualified plan under Section 401(a) of the Internal Revenue Code.

      When an eligible employee's employment is terminated, he or she will be deemed to have elected to withdraw from the Purchase Plan, and all funds not yet used to purchase stock will be returned to that person.

      If we liquidate or dissolve, any semi-annual stock purchase period in progress will terminate immediately prior to the liquidation or dissolution, and the appropriate amount of stock will be purchased for each participant based upon the amount of withheld funds in the participant's account.

      If we merge with or into another company and the surviving company agrees to assume the Purchase Plan, then each participant in the Purchase Plan will have the equivalent right to purchase securities in the surviving company. If the surviving company refuses to assume or substitute equivalent rights, then any semi-annual stock purchase period in progress will terminate immediately prior to the sale or merger, and the appropriate amount of stock will be purchased for each participant based upon the amount of withheld funds in the participant's account.

      We intend to register the shares underlying the Purchase Plan with the Securities and Exchange Commission so that they will be freely tradeable when purchased and issued by eligible employees, although by law, our executive officers, directors and significant shareholders will be subject to resale limitations on the number of shares that they can sell.

      Our Board of Directors may terminate the Purchase Plan at any time, although any semi-annual stock purchase period in progress may not be canceled.

      We recommend a vote FOR the approval of our 1999 Employee Stock Purchase Plan. Proxies given to us will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

                                 PROPOSAL NO. 3

          APPROVAL OF OUR 1999 EMPLOYEE FORMULA AWARD STOCK OPTION PLAN

      Our Board of Directors approved our 1999 Employee Formula Award Stock Option Plan on August 31, 1999. All of our full-time employees who have worked for us or one of our designated subsidiaries for at least one year will be eligible to participate in the Formula Award Plan. The Formula Award Plan will be administered by either our Board of Directors or by a committee of the Board of Directors, and the Formula Award Plan grants the administrator broad powers, including the ability to amend the plan.

      The purpose of the Formula Award Plan is to provide our employees with an opportunity acquire our common stock pursuant to options granted under the plan. The options will automatically be issued under the Formula Award Plan based on a formula which takes into account both an employee's salary or wage and number of years of service. Our Board of Directors believes that the Formula Award Plan will provide increased incentive to employees to exert maximum effort to our business, to attract talented employees and to retain current employees, and to align the interests of our stockholders with our employees.

      Up to 100,000 shares of our common stock may be issued under the Formula Award Plan upon the exercise of options granted to eligible employees. These shares may be pro ratably adjusted in the case of stock splits, dividends, or stock reclassifications.

      An eligible employee is a person who:

o has been employed with us or with another company we acquire for at least one year; and

o    is a full-time employee at the time of grant.

      Subject to the discretion of the administrator, beginning upon the effective date of the plan, and on each anniversary date thereafter, each eligible employee will be granted an option to purchase our common stock. The exercise price for shares underlying an option will be the fair market value of our stock as of the particular anniversary date. Each option granted under the Formula Award Plan will vest and become exercisable to the extent of 20% of the total number of shares covered by the option on each of the first five anniversary dates after the grant date of the option. Each option will expire 10 years from its grant date.

      The number of shares underlying each option granted to each eligible employee will be calculated by a formula which includes two components: (1) the amount of the employee's salary, wages and commissions for the preceding year, and (2) the number of years of service with us (which number shall include service with a company which we acquire). The formula weighs the employee's salary or wage more heavily than it does for the number of years of service. Thus, our more highly paid employees, such as our executive officers, will likely receive options with significantly more underlying stock than other employees. If at any anniversary date there are not enough shares reserved under the Formula Award Plan to cover the grant of options for that year, then all options for that year will be pro ratably reduced. In addition, our Board of Directors has the right to suspend the Formula Award Plan or modify the formula at any time.

      If we merge or reorganize with another company, all outstanding options under the Formula Award Plan will become fully and immediately exercisable, although our Board of Directors may subsequently terminate all outstanding options by giving option holders a 20 day advance written notice. During the 20 day period, option holders may exercise their options.

      We intend to register the shares underlying the options with the Securities and Exchange Commission so that they will be freely tradeable when purchased and issued by eligible employees, although by law, our executive officers, directors and significant shareholders will be subject to resale limitations on the number of shares that they can sell.

      Our Board of Directors may terminate the Formula Award Plan at any time, although any options outstanding at the date of termination will continue to be in full force and effect.

                                 PROPOSAL NO. 4

                       APPOINTMENT OF INDEPENDENT AUDITORS

      We have engaged the firm of Ehrhardt Keefe Steiner & Hottman PC as independent auditors to audit and report to our shareholders on our financial statements for the years 1996 through 1998. During all three years, there were no disagreements with Ehrhardt Keefe Steiner & Hottman PC on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ehrhardt Keefe Steiner & Hottman PC, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports. Representatives of the firm are expected to be present at the annual meeting and will have the opportunity make a statement if they desire to do so and will be available to respond to appropriate questions. Although your approval of the engagement of independent auditors is not required by law, we desire to solicit your reaction. If the appointment of Ehrhardt Keefe Steiner & Hottman PC is not approved by a majority of the shares represented at the meeting, we will consider the appointment of other independent auditors for 1999.

      We recommend a vote FOR the approval of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for the year 1999. Proxies given to us will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

                                  OTHER MATTERS

      At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

      You can obtain a copy of our Annual Report on Form 10-KSB for the year ended December 31, 1998 at no charge by writing to us at 5200 Hahns Peak Drive, Loveland, Colorado 80538, Attention:
Shareholder Relations--Robb Copp.

                              SHAREHOLDER PROPOSALS

      To be considered for inclusion in our proxy statement for the 2000 annual meeting, proposals of shareholders must be received by us no later than February 10, 2000. Such proposals should be directed to the Secretary of Factual Data.

                                    By Order of the
                                    Board of Directors



                                    By  /s/ James N. Donnan
                                    James N. Donnan, Secretary

Loveland, Colorado
September 10, 1999

PROXY                                                         PROXY

                               FACTUAL DATA CORP.
                              5200 Hahns Peak Drive
                            Loveland, Colorado 80538

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of Factual Data Corp. acknowledges receipt of the notice of the annual meeting of shareholders, to be held Friday, October 22, 1999, at 9:00 a.m., at the Training Room, 5200 Hahns Peak Drive, Loveland, Colorado and hereby appoints J.H. Donnan and Todd A. Neiberger, or either of them, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at the annual meeting and at all adjournments thereof, hereby ratifying and confirming all that the attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

      1.   Election of Two Directors.

           [   ] FOR           [   ] AGAINST

                Robert J. Terry              Abdul H. Rajput


      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER NOMINEE, MARK THE BOX NEXT TO THAT NOMINEE'S NAME.)

      2. Approval of 1999 Employee Stock Purchase Plan.

           [   ] FOR           [   ] AGAINST          [   ] ABSTAIN

      3. Approval of 1999 Employee Formula Award Stock Option Plan.

           [   ] FOR           [   ] AGAINST          [   ] ABSTAIN

      4. Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as independent auditors for 1999.

           [   ] FOR           [   ] AGAINST          [   ] ABSTAIN


      5. Transaction of such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.


DATED:___________________ 1999

                                    SIGNATURE



                                    SIGNATURE IF HELD JOINTLY

                                    Please sign your name  exactly as it appears
                                    below.   When   shares  are  held  by  joint
                                    tenants,  both should sign.  When signing as
                                    attorney, executor,  administrator,  trustee
                                    or guardian, please give full title as such.
                                    If  a  corporation,   please  sign  in  full
                                    corporate   name  by   President   or  other
                                    authorized officer. If a partnership, please
                                    sign  in  partnership   name  by  authorized
                                    person.


PLEASE  MARK,  SIGN,  DATE AND RETURN THE PROXY  CARD  PROMPTLY.  NOTE:
SECURITIES DEALERS PLEASE STATE THE NUMBER OF SHARES VOTED BY THIS PROXY:_____________________________